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Filed Pursuant to Rule 424(b)(1)and 424(c)
Registration Number 333-87267


                               POET Holdings, Inc.
                 Prospectus Supplement dated December 8, 1999 to
                     the Prospectus dated November 12, 1999

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1.   On page 1, the reference to "December 7, 1999 (the 25th day after the date of this prospectus)" as the date through which dealers effecting transactions in the referenced securities in the United States may be required to deliver a prospectus, has been revised to "February 10, 2000 (the 90th day after the date of this prospectus)."

2. J. Burgess Jamieson has resigned as a member of the Board of Directors of POET Holdings, Inc., effective December 1, 1999.

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